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Exhibit 11.1
                        Statement Regarding Computation
                             of Per Share Earnings


Statement Regarding Computation of                       Three months                         Six months
 Per Share Earnings                                      ended June 30,                      ended June 30,
- -----------------------------------             --------------------------------------------------------------------
                                                      1996             1995             1996            1995
                                                      ----             ----             ----            ----
Earnings per share:
 Weighted average shares outstanding               1,407,688        1,407,688        1,407,688         1,407,688
 Net income per share                             $      .33       $      .27       $      .76        $      .52

Primary earnings per share:
 Weighted average shares outstanding               1,407,688        1,407,688        1,407,688         1,407,688
 Dilutive warrants                                   463,235          463,235          463,235           463,235
 Dilutive stock options                               41,225           41,225           41,225            41,225
 Repurchased under treasury stock
    method(1)                                       (281,538)        (281,538)        (281,538)         (281,538)
                                                  ----------       ----------       ----------        ----------
 Weighted average common shares
    outstanding and common share
       equivalents                                 1,630,610        1,630,610        1,630,610         1,630,610
                                                  ----------       ----------       ----------        ----------

Net income                                        $  466,000       $  374,000       $1,067,000        $  737,000
Imputed interest income under the
 treasury stock method (net of tax)                   12,000           22,000           30,000            47,000
                                                  ----------       ----------       ----------        ----------
Imputed net income                                   478,000          396,000        1,097,000           784,000
                                                  ==========       ==========       ==========        ==========
Net income per share                              $      .29       $      .24       $      .67        $      .48
                                                  ==========       ==========       ==========        ==========
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(1)       Dilutive warrants and options calculated up to 20% of total shares outstanding in the applicable periods.